Exhibit 10.16
FIRST AMENDMENT TO TRIPLE NET LEASE AGREEMENT

This FIRST AMENDMENT TO TRIPLE NET LEASE AGREEMENT (the "First Amendment") is entered into as of March 1, 2010, by and between ARC HDCOLSC001, LLC, a Delaware limited liability company ("Landlord") and HOME DEPOT U.S.A., INC, a Delaware corporation ("Tenant").

RECITALS

WHEREAS, US Real Estate Limited Partnership, a Texas limited partnership ("Original Landlord") and Tenant previously entered into that certain Triple Net Lease Agreement dated May 15, 2009, as assigned by that certain Assignment and Assumption of Lease, dated November 6, 2009, by and between Original Landlord and Landlord (as assigned, the "Lease") for the lease of approximately 465,600 square feet located at 420 Foster Brothers Drive, West Columbia, South Carolina 29172, and being more particularly described in the Lease;

WHEREAS, Landlord and Tenant have agreed to amend the Lease to specify the Rent Commencement Date, the Rent and certain other terms, all as more particularly set forth below;

WHEREAS, Landlord and Tenant desire to memorialize their understanding and modify the Lease consistent therewith on the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Definitions. All capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Lease.

2.           Lease Term. Landlord and Tenant hereby amend the Lease by deleting the first and second sentences in Paragraph 2.1 of the Lease, and substituting in lieu thereof:

This Lease shall commence on December 1, 2009 (the "Commencement Date").

3.           Rent. Pursuant to a savings in the construction budget, Landlord and Tenant hereby amend the Lease to reduce the Base Rent amount by deleting Exhibit "B" attached to the Lease in its entirety and substituting in lieu thereof Exhibit "B" attached to this First Amendment. Tenant shall commence paying the reduced payment on May 1, 2010, and shall offset the overpayment calculated in Paragraph 4 below against the April payment (as reduced per this First Amendment) of Base Rent.

4.           Reconciliation of Rent Paid to Date. Landlord acknowledges that Tenant has paid Base Rent for the months of December 2009, and January, February and March of 2010, at the original monthly Base Rent amount of $164,900.00 for a total payment to date of $659,600.00. Pursuant to this First Amendment, and the reduction in the amount of Base Rent, Tenant should have paid $620,043.36 for those months. Accordingly, Tenant will offset the April payment of Base Rent by its overpayment of Thirty Nine Thousand Five Hundred Fifty Six and 64/100ths Dollars ($39,556.64), so that the April payment shall be One Hundred Fifteen Thousand Four Hundred Fifty Four and 20/100ths Dollars ($115,454.20).

5.           Tax Notices. Paragraph 4.1 of the Lease is hereby amended to add the following provision:

If required under this Lease, Landlord shall deliver notices regarding taxes, or the real estate tax bill together with a written request for payment by Tenant, to Tenant at to the following address:

Home Depot U.S.A., Inc.
Property Tax Department
P. O. Box 105842
Atlanta, Georgia 30348-5842
Re: Store 5088

6.           Notices. Paragraph 23.4 of the Lease is hereby amended to delete the notice address of Tenant, and to insert the following in lieu thereof as the sole non-tax notice address for Tenant under the Lease:

Home Depot U.S.A., Inc.
2455 Paces Ferry Road, NW
Atlanta, Georgia 30339
ATTN: Property Management

7.           Full Force and Effect. Except as expressly modified herein, all of the terms and provisions of the Lease shall remain in full force and effect and binding upon the parties thereto, and Tenant and Landlord each hereby ratifies and confirms the Lease as modified herein.

8.           Conflicts. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall control.

9.           Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above, the execution and delivery thereof having been duly authorized.

LANDLORD:

ARC HDCOLSC001, LLC, a Delaware
limited liability company

By:	/s/ William M. Kahane
William M. Kahane, President

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FOR FIRST AMENDMENT TO
TRIPLE NET LEASE AGREEMENT
FROM PREVIOUS PAGE]

TENANT:

HOME DEPOT U.S.A., INC., a Delaware
corporation

By:	/s/ Jennifer M. Evans

Name:	Jennifer M. Evans

Title:	Attorney

EXHIBIT “B”

BASE RENT

Building Area	465,600

Project Cost	$20,790,079.37

	Annual	Annual	Annual
Year	Escalation	Rent	Rent/Month
1	0%	$1,860,130.10	$155,010.84
2	2%	$1,897,332.70	$158,111.06
3	2%	$1,935,279.36	$161,273.28
4	2%	$1,973,984.94	$164,498.75
5	2%	$2,013,464.64	$167,788.72
6	2%	$2,053,733.93	$171,144.49
7	2%	$2,094,808.61	$174,567.38
8	2%	$2,136,704.79	$178,058.73
9	2%	$2,179,438.88	$181,619.91
10	2%	$2,223,027.66	$185,252.30
11	2%	$2,267,488.21	$188,957.35
12	2%	$2,312,837.98	$192,736.50
13	2%	$2,359,094.74	$196,591.23
14	2%	$2,406,276.63	$200,523.05
15	2%	$2,454,402.16	$204,533.51
16	2%	$2,503,490.21	$208,624.18
17	2%	$2,553,560.01	$212,796.67
18	2%	$2,604,631.21	$217,052.60
19	2%	$2,656,723.84	$221,393.65
20	2%	$2,709,858.31	$225,821.53